As filed with the Securities and Exchange Commission on March 6, 2009.
Registration No. 333-18421
Registration No. 333-53748
Registration No. 333-74290
Registration No. 333-135543
Registration No. 333-139353
Registration No. 333-151795
Registration No. 333-151796

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
WILLBROS GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	30-0513080
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
4400 Post Oak Parkway
Suite 1000
Houston, TX 77027
(Address, including zip code, of registrant’s principal executive offices)
Willbros Group, Inc. 1996 Stock Plan
Willbros Group, Inc. Director Stock Plan
Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan
(Full title of the plan)
Robert R. Harl
President and Chief Executive Officer
Willbros Group, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, TX 77027
(713) 403-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy To:
Robert J. Melgaard, Esq.
Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172
(918) 586-5711
(918) 586-8548 (Facsimile)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment No. 1 to the registration statements on Form S-8 (File Nos. 333-18421, 333-53748, 333-74290, 333-135543, 333-139353, 333-151795, and 333-151796) (collectively, the “Registration Statements”) filed by Willbros Group, Inc., a Republic of Panama corporation (“Willbros Panama”), and the predecessor of Willbros Group, Inc., a Delaware corporation (“Willbros Delaware” or the “Registrant”), relating to the Willbros Group, Inc. 1996 Stock Plan, Willbros Group, Inc. Director Stock Plan and Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan (the “Stock Plans”).
     Willbros Delaware succeeded to the interests of Willbros Panama as a result of the reorganization effected March 3, 2009, pursuant to an Agreement and Plan of Merger dated December 10, 2008 (the “Merger Agreement”), among Willbros Panama, Willbros Delaware and Willbros Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Willbros Delaware (“Merger Sub”), whereby Merger Sub was merged with and into Willbros Panama with the result that Willbros Panama became a wholly-owned subsidiary of Willbros Delaware. The Merger Agreement was approved by the stockholders of Willbros Panama at a special meeting of stockholders held on February 2, 2009, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the effective time of the merger:
•	each outstanding share of common stock of Willbros Panama was converted into one share of common stock of Willbros Delaware;

•	Willbros Delaware assumed all of the rights and obligations under the Stock Plans; and

•	each outstanding option and other award relating to shares of Willbros Panama common stock became an option to purchase, or an award relating to, the same number of shares of Willbros Delaware common stock, subject to the same terms and conditions, including the per share exercise price.
     In accordance with Rule 414 under the Securities Act, Willbros Delaware, as successor issuer to Willbros Panama, hereby adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. The applicable registration fees were paid at the time of the original filing of each Registration Statement.
     Each share of common stock registered under the Registration Statements included a Preferred Share Purchase Right (the “Rights”) pursuant to a Rights Agreement dated April 1, 1999 (the “Rights Agreement”) with Mellow Investor Services LLC, as Rights Agent. The Rights Agreement was terminated immediately prior to the effective time of the merger. This Post-Effective Amendment also removes from registration the Rights registered under the Registration Statements.

2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Willbros Panama, or by the Registrant as successor issuer, with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act are hereby incorporated by reference in this Registration Statement:
•	Willbros Panama’s annual report on Form 10-K for the fiscal year ended December 31, 2008;

•	Willbros Panama’s current report on Form 8-K filed on February 23, 2009;

•	The Registrant’s current report on Form 8-K filed on March 4, 2009; and

•	The description of the Registrant’s common stock contained in Amendment No. 1 to the Registration Statement on Form S-4 as declared effective by the SEC on December 29, 2008, including any subsequent amendment or report filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any information furnished pursuant to any current report on Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant is a corporation organized under Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The bylaws of the Registrant provide that the corporation shall indemnify an officer or director against liability incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, the directors and officers of the Registrant have entered into specific agreements which provide for indemnification of such persons by the Registrant under certain circumstances.
     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for limitation of liability for beach of fiduciary duty to the fullest extent permitted by the General Corporation Law of the State of Delaware.
     The Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4.1	Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation (filed as Exhibit 3.1 to the Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.2	Bylaws of Willbros Group, Inc., a Delaware corporation (filed as Exhibit 3.2 to the Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.3	Willbros Group, Inc. 1996 Stock Plan (filed as Exhibit 10.8 to the Registration Statement on Form S-1, Registration No. 333-5413 (the “S-1 Registration Statement”), and incorporated herein by reference).

4.4	Amendment Number 1 to Willbros Group, Inc. 1996 Stock Plan dated February 24, 1999 (filed as Exhibit A to the Proxy Statement for Annual Meeting of Stockholders dated March 31, 1999, and incorporated herein by reference).

Exhibit
Number	Description

4.5	Amendment Number 2 to Willbros Group, Inc. 1996 Stock Plan dated March 7, 2001 (filed as Exhibit B to the Proxy Statement for Annual Meeting of Stockholders dated April 2, 2001, and incorporated herein by reference).

4.6	Amendment Number 3 to Willbros Group, Inc. 1996 Stock Plan dated January 1, 2004 (filed as Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 7, 2004, and incorporated herein by reference).

4.7	Amendment Number 4 to Willbros Group, Inc. 1996 Stock Plan dated March 10, 2004 (filed as Exhibit B to the Proxy Statement for Annual Meeting of Stockholders dated April 23, 2004, and incorporated herein by reference).

4.8	Amendment Number 5 to Willbros Group, Inc. 1996 Stock Plan dated June 14, 2006 (filed as Exhibit C to the Proxy Statement for Annual Meeting of Stockholders dated July 5, 2006, and incorporated herein by reference).

4.9	Amendment Number 6 to Willbros Group, Inc. 1996 Stock Plan dated March 27, 2008 (filed as Exhibit B to the Proxy Statement for Annual Meeting of Stockholders dated April 23, 2008, and incorporated herein by reference).

4.10	Amendment Number 7 to Willbros Group, Inc. 1996 Stock Plan dated December 31, 2008 (filed as Exhibit 10.12 to the Annual Report on Form 10-K for the year ended December 31, 2008, filed February 26, 2009, and incorporated herein by reference).

4.11	Willbros Group, Inc. Director Stock Plan (filed as Exhibit 10.9 to the S-1 Registration Statement and incorporated herein by reference).

4.12	Amendment Number 1 to Willbros Group, Inc. Director Stock Plan dated January 1, 2002 (filed as Exhibit 10.13 to Annual Report on Form 10-K for the year ended December 31, 2001, filed February 20, 2002, and incorporated herein by reference).

4.13	Amendment Number 2 to the Willbros Group, Inc. Director Stock Plan dated February 18, 2002 (filed as Exhibit B to the Proxy Statement for Annual Meeting of Stockholders dated April 30, 2002, and incorporated herein by reference).

4.14	Amendment Number 3 to the Willbros Group, Inc. Director Stock Plan dated January 1, 2004 (filed as Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 7, 2004, and incorporated herein by reference).

4.15	Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan (filed as Exhibit 10.19 to Annual Report on Form 10-K for the year ended December 31, 2007, filed February 29, 2008, and incorporated herein by reference).

4.16	Amendment Number 1 to the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan dated March 27, 2008 (filed as Exhibit C to the Proxy Statement for Annual Meeting of Stockholders dated April 23, 2008, and incorporated herein by reference).

4.17	Assumption and General Amendment of Employee Stock Plan and Directors’ Stock Plans and General Amendment of Employee Benefit Programs of Willbros Group, Inc. dated March 3, 2009, between Willbros Group, Inc., a Panama corporation, and Willbros Group, Inc., a Delaware corporation (filed as Exhibit 10.2 to Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

Exhibit
Number	Description

5	Opinion of Conner & Winters, LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of GLO CPAs, LLLP.

23.3	Consent of Conner & Winters, LLP (included in Exhibit 5).
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
          Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 6th day of March, 2009.

WILLBROS GROUP, INC.
By:	/s/ Robert R. Harl
Robert R. Harl
Chief Executive Officer, President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John T. McNabb, II John T. McNabb, II	Director and Chairman of the Board	March 6, 2009

/s/ Robert R. Harl Robert R. Harl	Director, Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer)	March 6, 2009

/s/ Van A. Welch Van A. Welch	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	March 6, 2009

/s/ Michael J. Bayer Michael J. Bayer	Director	March 6, 2009

/s/ William B. Berry William B. Berry	Director	March 6, 2009

/s/ Arlo B. DeKraai Arlo B. DeKraai	Director	March 6, 2009

/s/ Gerald J. Maier Gerald J. Maier	Director	March 6, 2009

/s/ Robert L. Sluder Robert L. Sluder	Director	March 6, 2009

James B. Taylor, Jr.	Director

/s/ S. Miller Williams S. Miller Williams	Director	March 6, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation (filed as Exhibit 3.1 to the Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.2	Bylaws of Willbros Group, Inc., a Delaware corporation (filed as Exhibit 3.2 to the Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.3	Willbros Group, Inc. 1996 Stock Plan (filed as Exhibit 10.8 to the Registration Statement on Form S-1, Registration No. 333-5413 (the “S-1 Registration Statement”), and incorporated herein by reference).

4.4	Amendment Number 1 to Willbros Group, Inc. 1996 Stock Plan dated February 24, 1999 (filed as Exhibit A to the Proxy Statement for Annual Meeting of Stockholders dated March 31, 1999, and incorporated herein by reference).

4.5	Amendment Number 2 to Willbros Group, Inc. 1996 Stock Plan dated March 7, 2001 (filed as Exhibit B to the Proxy Statement for Annual Meeting of Stockholders dated April 2, 2001, and incorporated herein by reference).

4.6	Amendment Number 3 to Willbros Group, Inc. 1996 Stock Plan dated January 1, 2004 (filed as Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 7, 2004, and incorporated herein by reference).

4.7	Amendment Number 4 to Willbros Group, Inc. 1996 Stock Plan dated March 10, 2004 (filed as Exhibit B to the Proxy Statement for Annual Meeting of Stockholders dated April 23, 2004, and incorporated herein by reference).

4.8	Amendment Number 5 to Willbros Group, Inc. 1996 Stock Plan dated June 14, 2006 (filed as Exhibit C to the Proxy Statement for Annual Meeting of Stockholders dated July 5, 2006, and incorporated herein by reference).

4.9	Amendment Number 6 to Willbros Group, Inc. 1996 Stock Plan dated March 27, 2008 (filed as Exhibit B to the Proxy Statement for Annual Meeting of Stockholders dated April 23, 2008, and incorporated herein by reference).

4.10	Amendment Number 7 to Willbros Group, Inc. 1996 Stock Plan dated December 31, 2008 (filed as Exhibit 10.12 to the Annual Report on Form 10-K for the year ended December 31, 2008, filed February 26, 2009, and incorporated herein by reference).

4.11	Willbros Group, Inc. Director Stock Plan (filed as Exhibit 10.9 to the S-1 Registration Statement and incorporated herein by reference).

4.12	Amendment Number 1 to Willbros Group, Inc. Director Stock Plan dated January 1, 2002 (filed as Exhibit 10.13 to Annual Report on Form 10-K for the year ended December 31, 2001, filed February 20, 2002, and incorporated herein by reference).

4.13	Amendment Number 2 to the Willbros Group, Inc. Director Stock Plan dated February 18, 2002 (filed as Exhibit B to the Proxy Statement for Annual Meeting of Stockholders dated April 30, 2002, and incorporated herein by reference).

4.14	Amendment Number 3 to the Willbros Group, Inc. Director Stock Plan dated January 1, 2004 (filed as Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 7, 2004, and incorporated herein by reference).

Exhibit
Number	Description

4.15	Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan (filed as Exhibit 10.19 to Annual Report on Form 10-K for the year ended December 31, 2007, filed February 29, 2008, and incorporated herein by reference).

4.16	Amendment Number 1 to the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan dated March 27, 2008 (filed as Exhibit C to the Proxy Statement for Annual Meeting of Stockholders dated April 23, 2008, and incorporated herein by reference).

4.17	Assumption and General Amendment of Employee Stock Plan and Directors’ Stock Plans and General Amendment of Employee Benefit Programs of Willbros Group, Inc. dated March 3, 2009, between Willbros Group, Inc., a Panama corporation, and Willbros Group, Inc., a Delaware corporation (filed as Exhibit 10.2 to Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

5	Opinion of Conner & Winters, LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of GLO CPAs, LLLP.

23.3	Consent of Conner & Winters, LLP (included in Exhibit 5).